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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in McKesson HBOC, Inc. Registration Statement Nos. 33-86536, 333-00611, 333-02871, 333-21931, 333-
32643, 333-32645, 333-43101, 333-43079, 333-48337, 333-48339, 333-48859, 333-
50261, 333-70501, and 333-71917 on Form S-8 and Registration Statement Nos. 333-50985, 333-50985-01, 333-50985-02, 333-50985-03 and 333-66359, on Form S-
3, and Registration Statement No. 333-56623 on Form S-4 of our report dated July 12, 1999 (which report was modified to indicate that the consolidated financial statements of HBO & Company ("HBOC"), as of and for the two years ended March 31, 1998 were audited by other auditors whose report (which expresses an unqualified opinion and includes an explanatory paragraph related to certain shareholder litigation) has been furnished to us, and our opinion, insofar as it relates to the amounts included for HBOC as of and for the two years ended March 31, 1998 is based solely on the report of such auditors and to refer to certain shareholder litigation as discussed in Financial Note 19 to the consolidated financial statements), appearing in this Annual Report on Form 10-K/A of McKesson HBOC, Inc., for the year ended March 31, 1999.

Deloitte & Touche LLP
San Francisco, California
July 16, 1999

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